Exhibit 99.1

March 4, 2011	MEDIA AND INVESTOR RELATIONS CONTACT:	Angela A. Minas
	Phone:	303/633-2910
	24-Hour:	303/807-7018

DCP MIDSTREAM PARTNERS ANNOUNCES PRICING OF

UPSIZED COMMON UNIT OFFERING

DENVER – DCP Midstream Partners, LP (NYSE: DPM) (the “Partnership”) announced today that it has priced an underwritten public offering of 3,200,000 common units representing limited partner interests at $40.55 per common unit. The offering was increased from the previously announced 3,100,000 common units to 3,200,000 common units. The offering is expected to close on March 9, 2011. The Partnership also granted the underwriters a 30-day option to purchase up to 480,000 additional common units to cover over-allotments, if any.

The Partnership intends to use the net proceeds from this offering, including the proceeds from any exercise of the over-allotment option to reduce outstanding indebtedness under its revolving credit facility and for general partnership purposes.

Wells Fargo Securities, Barclays Capital, BofA Merrill Lynch, Citi and Morgan Stanley acted as joint book-running managers for the offering.

When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters by contacting:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

cmclientsupport@wellsfargo.com

Phone: (800) 326-5897

-More-

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

BofA Merrill Lynch

4 World Financial Center

New York, New York 10080

Attn: Prospectus Department

dg.prospectus_requests@baml.com

Citi

Brooklyn Army Terminal

140 58th Street

Brooklyn, New York 11220

batprospectusdept@citi.com

Phone: (877) 858-5407

Morgan Stanley

Attn: Prospectus Dept.

180 Varick Street, 2nd Floor

New York, New York 10014

prospectus@morganstanley.com

Phone: (866) 718-1649

You may also obtain these documents free of charge when they are available by visiting the SEC’s website at www.sec.gov.

The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may be made only by means of a prospectus and related prospectus supplement.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, treats, processes, transports and markets natural gas,

transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common unit offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

###